EXHIBIT 5.1

Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109-2881

October 22, 2004

StockerYale, Inc.
32 Hampshire Road
Salem, New Hampshire 03079

Ladies and Gentlemen:

This opinion is furnished in connection with the registration statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the sale of up to an aggregate of 2,500,000 shares (the "Shares") of common stock, par value $0.001 per share, of StockerYale, Inc., a Massachusetts corporation (the "Company"), which may be issued under the 2004 Incentive Stock Option Plan (the "Plan").

In connection with rendering this opinion, we have examined (i) the Amended and Restated Articles of Organization of the Company as on file with the Secretary of State of the State of Massachusetts, (ii) the Amended and Restated By-laws of the Company, (iii) such records of the corporate proceedings of the Company as we deemed material, (iv) the Registration Statement and the exhibits thereto and the related prospectus, (v) the Plan, and (vi) such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts, and express no opinion with respect to the blue sky or securities laws of any state, including, without limitation, Massachusetts

Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares against payment therefor in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable under the Massachusetts Business Corporation Act.

The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.
The opinions expressed herein are being furnished to you solely for your benefit in connection with the Registration Statement, and may not be used or relied upon by you for any other purpose. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Goodwin Procter LLP
Goodwin Procter LLP